Exhiibit 99.1

NEWS RELEASE

For additional information, contact:

Mark A. Schroeder, Chairman and Chief Executive Officer

D. Neil Dauby, President and Chief Operating Officer

Bradley M. Rust, Senior Executive Vice President and Chief Financial Officer

(812) 482-1314

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SEPTEMBER 20, 2021	GERMAN AMERICAN BANCORP, INC. AND CITIZENS UNION BANCORP OF SHELBYVILLE, INC. ANNOUNCE DEFINITIVE MERGER AGREEMENT

Jasper, Indiana: September 20, 2021 – German American Bancorp, Inc. (Nasdaq: GABC) (“German American”) and Citizens Union Bancorp of Shelbyville, Inc. (“CUB”) announced today that they have entered into a definitive agreement to merge CUB into German American. Upon completion of the transaction, CUB’s subsidiary bank, Citizens Union Bank of Shelbyville, Inc., will be merged into German American’s subsidiary bank, German American Bank.

Under terms of the definitive agreement, CUB common shareholders will receive a fixed exchange ratio of 0.7739 shares of German American common stock for each share of CUB in a tax-free exchange, and a cash payment of $13.44 per CUB share. Based on the number of CUB common shares expected to be outstanding at closing, German American would issue approximately 2.9 million shares of its common stock, and pay approximately $49.8 million cash, for all of the issued and outstanding common shares of CUB. German American has also agreed, upon completion of the merger, to make a cash payment in cancellation of CUB’s unexercised stock options, which payment is currently estimated to total approximately $0.9 million, if none of the outstanding options were to be exercised before closing.

Based upon the $35.99 per share volume-weighted average price of German American’s common shares over the 10-day trading period ended September 17, 2021, the transaction has an aggregate indicated value of approximately $154.0 million, with the total merger consideration being split between stock and cash on an approximate 67:33 basis. Upon consummation of the transaction, German American and CUB will have combined assets of approximately $6.4 billion, based upon June 30, 2021 financials. Giving effect to the merger today, the combined company would have 83 banking offices in 19 counties in Indiana and 15 counties in Kentucky.

Mark A. Schroeder, Chairman and CEO of German American, stated, “This merger with Citizens Union represents another important, strategic opportunity for German American, and enhances our presence in the vibrant Louisville, Kentucky metropolitan market area. Our combined operations in the broader Louisville market area places us in a top 10 market share position in the largest metropolitan market area in the Commonwealth of Kentucky. CUB has built a solid community banking franchise in each of the Kentucky markets they serve giving German American an opportunity to provide our extensive offerings of banking, insurance and investment products and services to CUB’s current and prospective clients. We are excited to welcome the Citizens Union customers, employees, communities and shareholders to the German American family.”

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Schroeder continued, “We expect that this strategic transaction will be materially accretive to German American’s earnings per share during the twelve months following completion of the transaction, and will have a relatively quick tangible book value earn back period of less than three years. German American’s pro forma capital ratios will continue to significantly exceed regulatory well-capitalized levels, enabling us to continue to take advantage of future growth opportunities throughout our markets in Kentucky, as well as within and adjacent to our existing Southern Indiana market area.”

David M. Bowling, Chief Executive Officer of CUB, stated, “This strategic partnership with German American, one of the best performing community banking organizations in the nation, will enable us to deepen and broaden the financial services offerings we provide in all our markets. Strategically and culturally, we are exceptionally well aligned with German American’s commitment to their community banking business model centered on delivering exceptional customer service and on a willingness to invest in the local communities they serve. German American’s reputation, financial strength and operational capabilities will provide tremendous value to our customers, employees, communities and shareholders.”

The transaction is expected to close in the first quarter of 2022. Completion of the transaction is subject to approval by regulatory authorities and by holders of a majority of the issued and outstanding common shares of CUB, as well as certain other closing conditions. In connection with the definitive agreement, German American entered into a voting agreement with each of the members of the CUB board of directors and with certain other CUB shareholders, who collectively hold approximately 60% of the outstanding shares of CUB common stock. Subject to the terms and conditions of the voting agreement, the shareholders who are parties to the agreement have agreed to vote their shares in favor of the transactions contemplated by the definitive agreement.

Piper Sandler & Co. served as financial advisor on the transaction to German American and Dentons Bingham Greenebaum LLP served as legal counsel.

ProBank Austin served as financial advisor on the transaction to CUB and Frost Brown Todd LLC served as legal advisor.

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Additional Information

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed merger will be submitted to the CUB shareholders for their consideration. In connection with the proposed merger, German American will file a Registration Statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that will include a proxy statement for CUB and a prospectus for German American and other relevant documents concerning the proposed merger. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain a copy of the proxy statement/prospectus once filed, as well as other filings containing information about German American, without charge, at the SEC’s website (http://www.sec.gov) or by accessing German American’s website (http://www.germanamerican.com) under the tab “Investor Relations” and then under the heading “Financial Information”. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Terri A. Eckerle, Shareholder Relations, German American Bancorp, Inc., 711 Main Street, Box 810, Jasper, Indiana 47546, telephone 812-482-1314 or to David M. Bowling, Chief Executive Office, Citizens Union Bancorp of Shelbyville, Inc., 1854 Midland Trail, Shelbyville, Kentucky 40065, telephone 866-633-4450.

German American and CUB and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of CUB in connection with the proposed merger. Information about the directors and executive officers of German American is set forth in the proxy statement for German American’s 2021 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 30, 2021, which information has been updated by German American from time to time in subsequent filings with the SEC. Information about the directors and executive officers of CUB will be set forth in the proxy statement/prospectus relating to the proposed merger. Additional information about the interests of those participants and other persons who may be deemed participants in the transaction may also be obtained by reading the proxy statement/prospectus relating to the proposed merger when it becomes available. Free copies of this document may be obtained as described above.

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Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed merger (the “Merger”) between German American and CUB, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the Merger, as well as other statements of expectations regarding the Merger, and other statements of German American’s goals, intentions and expectations; statements regarding German American’s business plan and growth strategies; statements regarding the asset quality of German American’s loan and investment portfolios; and estimates of German American’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of German American and CUB will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory approvals or the approval of CUB’s shareholders, and the ability to complete the Merger on the expected timeframe; the costs and effects of litigation and the possible unexpected or adverse outcomes of such litigation; the ability of German American to complete integration and attract new customers; possible changes in economic and business conditions; the severity and duration of the COVID-19 pandemic and its impact on general economic and financial market conditions and our business, results of operations and financial condition; the existence or exacerbation of general geopolitical instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like German American’s affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with German American’s business; and other risks and factors identified in German American’s filings with the Securities and Exchange Commission. Neither German American nor CUB undertakes any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this press release. In addition, German American’s and CUB’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

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About German American

German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 68 banking offices in 19 contiguous southern Indiana counties and eight counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.). At June 30, 2021, German American reported total assets of approximately $5.3 billion, total loans (net of allowance) of approximately $3.0 billion, and total deposits of approximately $4.4 billion.

About CUB

Citizens Union Bancorp of Shelbyville, Inc. is a bank holding company headquartered in Shelbyville, Kentucky. CUB has branch offices located in Shelby, Jefferson, Spencer, Bullitt, Oldham, Owen, Gallatin and Hardin counties in Kentucky. At June 30, 2021, CUB reported total assets of approximately $1.1 billion, total loans (net of allowance) of approximately $707.5 million, and total deposits of approximately $889.2 million.